Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to incorporation by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) of our report dated February 16, 2004 relating to the financial statements of Xcel Pharmaceuticals, Inc. as of December 31, 2002 and 2003 and for the period January 24, 2001 (inception) through December 31, 2001 and the years ended December 31, 2002 and 2003, appearing in the Current Report on Form 8-K of Valeant Pharmaceuticals International filed February 2, 2005.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
San Diego, California
February 1, 2005